Exhibit 10.1

FIRST AMENDMENT TO THE AMENDED AND RESTATED

COLLABORATION LICENSE AGREEMENT BETWEEN

OSI PHARMACEUTICALS, INC. AND AVEO PHARMACEUTICALS, INC.

This First Amendment (the “Amendment”) effective as of the last date set forth on the signature page hereof, by and between OSI Pharmaceuticals, Inc. (“OSI”) and AVEO Pharmaceuticals, Inc. (“AVEO”) amends the Amended and Restated Collaboration License Agreement between OSI and AVEO, dated July 16, 2009 (the “Agreement”).

Whereas, as of the Effective Date of the Agreement, AVEO possessed certain solely-owned proprietary experimental data relating to rapamycin,

Whereas, in the interim between the Effective Date of the Agreement and the effective date of this Amendment, AVEO has generated additional solely-owned proprietary experimental data relating to rapamycin, which data are not covered by the Agreement,

Whereas, the parties are carrying out the Research Program pursuant to the Agreement, and now wish to use AVEO’s rapamycin data as part of the Research Program,

Whereas, the parties wish to amend the Agreement to bring the AVEO’s rapamycin data into the Research Program, to be used by OSI for certain limited purposes,

Now, therefore, in consideration of the mutual covenants contained herein, the parties agree as follows:

1.	Unless otherwise defined herein, capitalized terms herein shall have the same meanings as set forth in the Agreement.

2.	Except as specifically amended hereby, the Agreement shall remain unchanged and in full force.

3.	Section 1.15 of the Agreement is hereby deleted and replaced with the following:

1.15 “AVEO PI3K Know-How”. AVEO PI3K Know-How means: (a) Know-How that is controlled by AVEO as of the Restatement Effective Date which relates to the AVEO PI3K Index, as defined on Schedule 1.15 attached hereto; and (b) the efficacy (response) data for rapamycin in 67 BH Archive tumors, at 0.1 mpk, as set forth in the file identified as AVEO Rapa TGI_AUC in BH tumors 020410.xls; additional efficacy (response) data for rapamycin in BH archive tumors, as set forth in the file identified as Additional Rapa data in BH.pdf; and such additional efficacy (response) data for rapamycin to be used in furtherance of the Research Plan as agreed to in writing by the Parties (collectively, the “AVEO Rapamycin Data”).

4.	Section 3.5(c) of the Agreement is hereby deleted and replaced with the following:

(c) AVEO PI3K Index. Subject to the provisions of Section 3.8(b), AVEO hereby grants to OSI an exclusive, world-wide, royalty-bearing, perpetual (subject to Article IX below) license, including the right to grant sublicenses in accordance with Section 3.9(b), under the AVEO PI3K Know-How, to research, develop, make and have made, use, offer for sale, sell and import PI3K Compounds and PI3K Products and associated diagnostics; provided that, (i) OSI may use the AVEO Rapamycin Data solely for the purpose of carrying out the Research Program in accordance with the Research Plan; (ii)AVEO shall retain the right to (A) use the AVEO PI3K Know-How for any research (including internal use related to existing and future Third-Party collaborations), development and commercialization of products and associated diagnostics, and (B) grant licenses under the AVEO PI3K Know-How in connection with any research, development and commercialization of AVEO’s proprietary compound known as tivozanib (AV-951); and (C) license the AVEO Rapamycin Data to third parties in connection with research, development and commercialization of AVEO’s proprietary compounds.

Counterparts. This Amendment may be executed simultaneously in two counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Amendment as of the last date set forth below.

AVEO PHARMACEUTICALS, INC.		OSI PHARMACEUTICALS, INC.

By:	/s/ Isabel Chiu	By:	/s/ David Epstein

Name:	Isabel Chiu	Name:	David Epstein

Title:	V.P. Translational Research	Title:	SVP, Oncology Research

Date:	February 23, 2010	Date:	February 22, 2010